                                   EXHIBIT 12

                Computation of Ratio of Earnings to Fixed Charges
                         J.P. Morgan & Co. Incorporated
                                  Consolidated

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                                                                       Six Months
  Dollars in millions                                                     1999
---------------------------------------------------------------------------------
  Earnings:
    Net income                                                          $  1 104
    Add: income taxes                                                        594
    Less: equity in undistributed income
      of all affiliates accounted for by
      the equity method                                                       54
    Add: fixed charges, excluding interest
      on deposits                                                          3 498
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  Earnings available for fixed charges,
    excluding interest on deposits                                         5 142
  Add: interest on deposits                                                1 175
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  Earnings available for fixed charges,
    including interest on deposits                                         6 317
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Fixed charges:
  Interest expense, excluding interest on
    deposits                                                               3 481
  Interest factor in net rental expense                                       17
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  Total fixed charges, excluding interest
    on deposits                                                            3 498
  Add: interest on deposits                                                1 175
---------------------------------------------------------------------------------

Total fixed charges, including interest
    on deposits                                                            4 673
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Ratio of earnings to fixed charges:
  Excluding interest on deposits                                            1.47
  Including interest on deposits                                            1.35
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

                                   EXHIBIT 12

         Computation of Ratio of Earnings to Combined Fixed Charges and
                            Preferred Stock Dividends
                         J.P. Morgan & Co. Incorporated
                                  Consolidated

---------------------------------------------------------------------------------

Dollars in millions                                                    Six Months
                                                                          1999
---------------------------------------------------------------------------------
Earnings:
  Net income                                                             $ 1 104
  Add: income taxes                                                          594
  Less: equity in undistributed income
    of all affiliates accounted for by
    the equity method                                                         54
  Add: fixed charges, excluding interest
    on deposits, and preferred stock
    dividends                                                              3 526
---------------------------------------------------------------------------------
  Earnings available for fixed charges,
    excluding interest on deposits                                         5 170
  Add: interest on deposits                                                1 175
---------------------------------------------------------------------------------
  Earnings available for fixed charges,
    including interest on deposits                                         6 345
---------------------------------------------------------------------------------
Fixed charges:
 Interest expense, excluding interest on
 deposits                                                                  3 481
 Interest factor in net rental expense                                        17
 Preferred stock dividends                                                    28
---------------------------------------------------------------------------------
Total fixed charges, excluding interest
    on deposits                                                            3 526
  Add: interest on deposits                                                1 175
---------------------------------------------------------------------------------
Total fixed charges, including interest
    on deposits                                                            4 701
---------------------------------------------------------------------------------
Ratio of earnings to fixed charges:
  Excluding interest on deposits                                            1.47
  Including interest on deposits                                            1.35
---------------------------------------------------------------------------------